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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 33-59222 and 33-55837) and Form S-8 (Registration Nos. 33-42230 and 333-64531) of Metaldyne Corporation of our report dated March 28, 2002 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
March 28, 2002